UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007
Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)
937-222-2610
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On June 28, 2007, Robbins & Myers, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of fiscal 2007 ended May 31, 2007. The text of the release is attached as Exhibit 99.1 to this Form 8-K.

In the press release, the Company uses various non-GAAP financial measures, including EBIT and EBITDA . EBIT is defined as net earnings plus (a) interest expense, (b) income taxes and (c) minority interest; and EBITDA is defined as net earnings plus (a) interest expense, (b) income taxes and (c) depreciation and amortization. We evaluate performance of our business segments and allocate resources based on EBIT; however, EBIT is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States and should not be considered as an alternative to net income as a measure of our operating results. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operations as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs; and (c) should not be considered as an alternative to net earnings, operating income, cash flows from operating activities or the Company’s other financial information determined under GAAP. The Company believes these measures are helpful to investors in assessing its performance and are important indicators of the operational strength and performance of the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: June 28, 2007	By:	/s/ Christopher M. Hix
Christopher M. Hix
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Robbins & Myers, Inc. dated June 28, 2007.